UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2016 (June 22, 2016)

Credit Suisse Park View BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01102	47-1520456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 325-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2016, Credit Suisse Park View BDC, Inc. (the “Company”) held the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the Company’s proxy statement dated April 28, 2016 (the “Proxy”). As of April 21, 2016, the record date, 23,460,310 shares of common stock were outstanding and eligible to vote.

Proposal 1. To elect one director of the Company nominated by the Company’s Board of Directors and named in the Proxy who will serve for three years or until his successor is elected and qualified. The tabulation of votes was:

Nominee	Votes For	Votes Withheld
Enrique R. Arzac	22,314,784	0

Proposal 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The tabulation of votes was:

Proposal	Votes For	Votes Against	Abstentions
Ratification of the Appointment of KPMG LLP	22,314,784	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse Park View BDC, Inc.

Date: June 24, 2016	By:	/s/ John G. Popp
		Name:	John G. Popp
		Title:	Chief Executive Officer and President